Exhibit 10.1

SHARE REPURCHASE AGREEMENT
dated as of
December 14, 2023
by and among
AMERICAN INTERNATIONAL GROUP, INC.
COREBRIDGE FINANCIAL, INC.,
and
ARGON HOLDCO LLC

i

SHARE REPURCHASE AGREEMENT
This Share Repurchase Agreement, dated as of December 14, 2023 (this “Agreement”), is made by and among American International Group, Inc., a Delaware corporation (“AIG”), Corebridge Financial, Inc., a Delaware corporation (the “Company”), and Argon Holdco LLC, a Delaware limited liability company (“Stockholder”).
WHEREAS, AIG and Stockholder wish to sell to the Company, and the Company wishes to purchase from each of AIG and Stockholder, shares of common stock of the Company, par value $0.01 (the “Common Stock”), on the terms and subject to the conditions set forth in this Agreement (the “Repurchase Transaction”);
WHEREAS, pursuant to Section 5.1(a)(iii) of the Stockholders Agreement, dated as of November 2, 2021 (the “Stockholders Agreement”), by and among the Company, AIG and Stockholder, the Stockholder has the right to sell shares of Common Stock in connection with any share repurchase by AIG or the Company to cause Stockholder’s ownership, of record, to not exceed 9.9% of the Company’s then-outstanding Common Stock;
WHEREAS, pursuant to Section 2.5(a)(iii) of the Stockholders Agreement, the Company is permitted to repurchase shares of Common Stock without the prior written consent of the Stockholder so long as such repurchase would not result in the Stockholder owning, of record, more than 9.9% of the Company’s then-outstanding Common Stock; and
WHEREAS, Stockholder has previously acknowledged (and hereby confirms its consent to) open market and other repurchases by the Company that result in the Stockholder owning, of record, more than 9.9% but less than 10% of the Company’s then-outstanding Common Stock, subject to Section 1.1(b) of this Agreement.
NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:
Article 1
SALE AND REPURCHASE
1.1.Repurchase.
(a)On the terms and subject to the conditions set forth in this Agreement, at the closing of the Repurchase Transaction (the “Closing”),
(i)Stockholder shall sell and transfer to the Company, and the Company shall purchase from Stockholder, at a purchase price per share equal to the Purchase Price, such number of shares of Common Stock (rounded up to the nearest share) equal to (A) the quotient of (x) $150,000,000 divided by (y) the Purchase Price, multiplied by (B) 9.95% (the “Stockholder Repurchased Shares”). For the purposes of this Agreement, the “Purchase Price” shall be equal to the last per share closing price of the Common Stock on the New York Stock Exchange immediately prior to the execution of this Agreement.
(ii)AIG shall sell and transfer to the Company, and the Company shall purchase from AIG, at a purchase price per share equal to the Purchase Price, such number of shares of Common Stock (rounded down to the nearest share) equal to (A) the quotient of (x) $150,000,000 divided by (y) the Purchase Price, minus (B) the number of Stockholder Repurchased Shares (the “AIG Repurchased Shares,” and together with the Stockholder Repurchased Shares, the “Repurchased Shares”).
(b)In addition, the Company and Stockholder acknowledge, agree and confirm that (i) Stockholder has previously acknowledged (and hereby confirms its consent to) open market and other repurchases by the Company that result in Stockholder owning, of record, more than 9.9% but less than 10% of the Company’s then-outstanding Common Stock and (ii) in connection with any such open market and/or other repurchase by the Company following the date hereof, the Company shall (x) use its best efforts to monitor the ownership percentage of Stockholder and (y) provide written confirmation to Stockholder that any such repurchase, on a pro forma basis, will not result in Stockholder owning, of record, 10% or more of the Company’s then-outstanding Common Stock.
1.2.Closing. The Closing shall be held at the offices of Debevoise & Plimpton LLP, 66 Hudson Boulevard, New York, NY 10001 or at such other place as AIG, Stockholder and the Company may agree, on the second business day following satisfaction or waiver of the conditions set forth in Section 1.3 below or such other business day as AIG, the Stockholder and the Company may agree (the date on which the Closing actually occurs is referred to herein as the “Closing Date”). At the Closing:
(a)AIG and Stockholder each shall deliver or cause to be delivered to the Company all right, title and interest in and to the AIG Repurchased Shares and the Stockholder Repurchased Shares, respectively, free and clear of all liens, claims, security interests and other encumbrances, together with all documentation reasonably necessary to transfer to the Company such right, title and interest.
(b)The Company shall pay to each of AIG and Stockholder its respective portion of the aggregate consideration for the Repurchased Shares in immediately available funds by wire transfer to an account in accordance with the instructions provided by each of AIG and Stockholder to the Company, which instructions shall be provided no later than two business days prior to the Closing Date.
(c)AIG and Stockholder each agree to pay their respective portion of all stamp, stock transfer and similar duties, if any, in connection with the Repurchase Transaction.
1.3.Closing Conditions.
(a)The obligation of the Company to purchase and pay for the Repurchased Shares on the Closing Date is subject to the satisfaction or waiver of the condition that each representation and warranty made by each of AIG and Stockholder in Article 2 and Article 3 hereof, respectively, shall be true and correct in all material respects on and as of the Closing Date as though made as of the Closing Date.
(b)The obligation of each of AIG and Stockholder to sell the AIG Repurchased Shares and the Stockholder Repurchased Shares, respectively, on the Closing Date is subject to the satisfaction or waiver of the condition that each representation and warranty made by the Company in Article 4 below shall be true and correct in all material respects on and as of the Closing Date as though made as of the Closing Date.
Article 2
REPRESENTATIONS AND WARRANTIES OF AIG
AIG hereby makes the following representations and warranties to the Company:
2.1.Existence . AIG has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.
2.2.Authorization; Power and Authority . AIG has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and this Agreement has been duly authorized, executed and delivered by AIG.
2.3.No Conflicts. The sale of the AIG Repurchased Shares by AIG and the compliance by AIG with its obligations under this Agreement and the consummation by AIG of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any instrument, agreement or order to which AIG is a party or by which AIG is bound, except, in the case of this subsection (A) for such conflicts, defaults, breaches or violations that would not, individually or in the aggregate, reasonably be expected to impair in any material respect the ability of AIG to perform its obligations under this Agreement, (B) result in a violation of the certificate of incorporation or by-laws of AIG or (C) result in a violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over AIG or any of its properties, except, in the case of this subsection (C), for such violations that would not, individually or in the aggregate, reasonably be expected to impair in any material respect the ability of AIG to perform its obligations under this Agreement.
2.4.Title. AIG has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of the AIG Repurchased Shares, free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the AIG Repurchased Shares or a security entitlement in respect of the AIG Repurchased Shares.

Article 3
REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER
Stockholder hereby makes the following representations and warranties to the Company:
3.1.Existence . Stockholder has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware.
3.2.Authorization; Power and Authority . Stockholder has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and this Agreement has been duly authorized, executed and delivered by Stockholder.
3.3.No Conflicts. The sale of the Stockholder Repurchased Shares by Stockholder and the compliance by Stockholder with its obligations under this Agreement and the consummation by Stockholder of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any instrument, agreement or order to which Stockholder is a party or by which Stockholder is bound, except, in the case of this subsection (A) for such conflicts, defaults, breaches or violations that would not, individually or in the aggregate, reasonably be expected to impair in any material respect the ability of Stockholder to perform its obligations under this Agreement, (B) result in a violation of the certificate of incorporation or by-laws of Stockholder or (C) result in a violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over Stockholder or any of its properties, except, in the case of this subsection (C), for such violations that would not, individually or in the aggregate, reasonably be expected to impair in any material respect the ability of Stockholder to perform its obligations under this Agreement.
3.4.Title. Stockholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of the Stockholder Repurchased Shares, free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and sell, transfer and deliver the Stockholder Repurchased Shares or a security entitlement in respect of the Stockholder Repurchased Shares.
Article 4
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company hereby makes the following representations and warranties to each of AIG and Stockholder:
4.1.Existence; Power and Authority. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

4.2.Authorization. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and this Agreement has been duly authorized, executed and delivered by the Company.
4.3.No Conflicts. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the consummation by the Company of any other of the transactions contemplated hereby, or the fulfillment by the Company of such terms will not result in a breach of any of the terms or provisions of, or constitute a default under, any instrument, agreement or order to which the Company is a party or by which the Company is bound or infringe any law, regulation, order, rule, decree or statute applicable to the Company and are not contrary to the provisions of the constitutional documents of the Company, except, in each case, for such breaches, defaults, infringements and conflicts that would not reasonably be expected to have a material adverse effect on the business, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries considered as an entirety.
4.4.Solvency. Immediately after giving effect to the Repurchase Transaction (A) the actual, current value of the assets of the Company will exceed the total amount of the Company’s total liabilities by an amount greater than the Company’s capital as defined in the Delaware General Corporation Law; (B) the Company will be able to pay its liabilities as they become absolute and mature; (C) the Company will not have an unreasonably small amount of capital for the business in which it is engaged or intends to engage; and (D) the Company will be able to continue as a going concern.
Article 5
MISCELLANEOUS
5.1.Termination. This Agreement may be terminated prior to the Closing by mutual written consent of the parties hereto.
5.2.Further Assurances. Each party hereto agrees to execute and deliver, or cause to be executed and delivered, such agreements, instruments and other documents, and take such other actions consistent with the terms of this Agreement, as the other party may reasonably require from time to time in order to carry out the purposes of this Agreement.
5.3.Expenses. Each party agrees to pay its own costs and expenses associated with this Agreement and the Repurchase Transaction.
5.4.Survival. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated thereby.
5.5.Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only by written agreement executed by the parties hereto.

5.6.Assignment; Binding Agreement. This Agreement and the rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto, and no party may assign any of its rights or delegate any of its obligations hereunder without the express written consent of the other parties.
5.7.No Third Party Beneficiaries. Nothing in this Agreement shall convey any rights upon any person or entity which is not a party or a successor or permitted assignee of a party to this Agreement.
5.8.Entire Agreement. This Agreement constitutes the sole and entire agreement among the parties with respect to the subject matter of this Agreement, and supersedes all prior representations, agreements and understandings, written or oral, with respect to the subject matter hereof.
5.9.Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law. To the extent that any such provision is so held to be invalid, illegal or unenforceable, the parties shall in good faith use commercially reasonable efforts to find and effect an alternative means to achieve the same or substantially the same result as that contemplated by such provision.
5.10.Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original (including signatures delivered via facsimile or electronic mail) with the same effect as if the signatures thereto and hereto were upon the same instrument. The parties hereto may deliver this Agreement by facsimile or by electronic mail and each party shall be permitted to rely on the signatures so transmitted to the same extent and effect as if they were original signatures.
5.11.Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT SUCH PRINCIPLES WOULD APPLY THE LAW OF ANOTHER JURISDICTION.
5.12.Consent to Jurisdiction and Service of Process; Waiver of Jury Trial. Each party to this Agreement hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the State of Delaware for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated thereby; provided that such consent to jurisdiction is solely for the purpose referred to in this Section 5.12 and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of Delaware other than for such purpose. Each of the parties hereby agrees not to commence any such action, suit or proceeding other than before one of the above-named courts. EACH PARTY TO THIS

AGREEMENT HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
5.13.Notices.
Unless otherwise provided in this Agreement, all notices and other communications provided for hereunder shall be dated and in writing and shall be deemed to have been given (i) when delivered, if delivered personally, sent by confirmed telecopy or sent by registered or certified mail, return receipt requested, postage prepaid, provided that such delivery is completed during normal business hours of the recipient, failing which such notice shall be deemed to have been given on the next business day, (ii) on the next business day if sent by overnight courier and delivered on such business day within ordinary business hours and, if not, the next business day following delivery; and (iii) when received, if received during normal business hours and, if not, the next business day after receipt, if delivered by means other than those specified above. Such notices shall be delivered to the address set forth below, or to such other address as a party shall have furnished to the other party in accordance with this Section.
To AIG:
American International Group, Inc.
1271 Avenue of the Americas
New York, New York 10020-1304
Attention: Corporate Secretary
Telephone: 212-770-7000
E-mail: AIGCorporateSecretary@aig.com
To Stockholder:
Argon Holdco LLC
c/o Blackstone Inc.
345 Park Avenue
New York, New York 10154
Attention: John G. Finley
Email: john.finley@blackstone.com
To the Company:
Corebridge Financial, Inc.
21650 Oxnard Street, Suite 750
Woodland Hills, CA 91367
Attention: Executive Vice President and General Counsel
Telephone: 877-375-2422
E-mail: chris.nixon@corebridgefinancial.com

5.14.Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
[Signature Page Follows]

In witness whereof, the parties have caused this Share Repurchase Agreement to be executed and delivered as of the date first above written.

AMERICAN INTERNATIONAL GROUP, INC.

By:	/s/ Sabra R. Purtill
Name:	Sabra R. Purtill
Title:	Executive Vice President and Chief Financial Officer

COREBRIDGE FINANCIAL, INC.

By:	/s/ Elias Habayeb
Name:	Elias Habayeb
Title:	Executive Vice President and Chief Financial Officer

ARGON HOLDCO LLC

By:	/s/ Robert Young
Name:	Robert Young
Title:	Authorized Person
[Signature Page to Share Repurchase Agreement]